                                                                   EXHIBIT 10.14

                                    - DRAFT -

                            CEO EMPLOYMENT AGREEMENT
                                     BETWEEN
                             U.S. PREMIUM BEEF, LLC
                                       AND
                                 STEVEN D. HUNT
                                   2003 - 2009


         THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the ____ day of ___________, 2004, is made by and between U.S. Premium Beef, LLC, a Delaware limited liability company ("USPB"), and Steven D. Hunt ("Chief Executive Officer" or "CEO").

1. EMPLOYMENT.

         (a) Term of this Agreement. USPB will employ CEO as the chief executive officer of USPB under this Agreement contingent upon the termination of the employment agreement between U.S. Premium Beef, Ltd., a Kansas cooperative association, and CEO for the term September, 2003 until August 31, 2009 as provided in paragraph (b). The term of this Agreement is from September 1, 2003 (the "Effective Date") until August 31, 2009 (the "Expiration Date") or the date the employment is otherwise terminated as provided in this Agreement ("Termination Date"). If the closing of the transaction in paragraph (b), clause
(1) does not occur by December 31, 2004 this Agreement terminates and is null and void.

         (b) Termination of Previous Employment Agreement. USPB and CEO agree to terminate the employment agreement between U.S. Premium Beef, Ltd., a Kansas cooperative association and CEO for the term September 1, 2003 until August 31, 2009 (the "Cooperative Employment Agreement") effective as of September 1, 2003, provided that compensation paid under the Cooperative Employment Agreement shall be deemed to have been paid under this Agreement, upon the condition of completion of transactions under which U.S. Premium Beef, Ltd. a Kansas cooperative association converts its assets and ownership interests into U.S. Premium Beef, LLC.

2. LOCATION OF EMPLOYMENT. CEO's principal place of employment shall be at the principal offices of USPB located in Kansas City, Missouri, or at another location as mutually agreed by USPB and CEO.

3. COMPENSATION. The compensation provided in sections 3(a), 3(b), 3(c) and 3(d) shall be subject to a cumulative annual cap pro-rated over the term of this Agreement not to exceed $2,000,000 per year averaged over the term. An example of the compensation under 3(a), 3(b) 3(c) and 3(d) is provided on Exhibit A.

         (a) Annual Salary. CEO shall be paid by USPB a base annual salary of $550,000 for employment years ending August 31, 2004, August 31, 2005, and August 31, 2006; and $700,000 for employment years ending August 31, 2007, August 31, 2008, and August 31, 2009

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


(less necessary deductions and withholding) for each 12-month period (September 1 to August 31) during the term of CEO's employment under this Agreement, pro-rated for partial years, payable on USPB's normal payroll dates.

         (b) Annual Incentive Plan. In addition to CEO's base Annual Salary CEO shall, if he is employed by USPB as of the last day of the fiscal year (except as otherwise provided in this Agreement), be paid an annual incentive bonus, less necessary deductions and withholding ("Annual Bonus") equal to two percent (2.0%) of the sum of the total financial benefits to USPB ("USPB Total Benefits") that exceed $18,000,000. USPB Total Benefits are: (1) audited fiscal year-end USPB earnings before tax; and (2) two times the fiscal year USPB grid premiums which is the net sum of all USPB member grid premiums and discounts calculated through the USPB grid, taking into account all calculators including, but not limited to, base price, dressing percent, quality grade, outlier cattle and other specific categories, less the base price calculator excluding any set base price premium. (Example, if 25 cents per cwt. is paid to a member for one head of cattle over the western Kansas reported USDA average, then 25 cents per cwt. times the weight of the head of cattle would be added to the net grid premium.) This calculation shall be based on the actual cattle delivered by USPB members to National Beef Packing Company, LLC or its successor under the Cattle Purchase Agreement unless one of the following two events occur: (1) the member cattle delivery requirements are reduced below the fiscal year 2004 requirements of 98% delivery; or (2) the penalties for nondelivery are reduced below fiscal year 2004 levels. If either member delivery requirements are reduced below 98% or the penalties for nondelivery are reduced, then the fiscal year grid premiums under clause (2) above shall be adjusted to reflect the grid premium per head of cattle actually delivered multiplied times the number of USPB delivery rights held by members. In no event shall the nondelivery penalties paid by members be included in the net sum of all USPB member grid premiums under clause (2) above. The Annual Bonus is subject to the following:

                  (1) Any Annual Bonus accruing with respect to a fiscal year shall be payable, less normal withholdings, on or before the date (the "Annual Bonus Date") that is sixty (60) days following the end of the fiscal year or, if later, ten (10) days following receipt by the USPB Board, of all completed financial statements that are relevant to the calculation of the Annual Bonus.

                  (2) For purposes of calculating any Annual Bonus under this
          Section 3(b), or any Long-Term bonus under Section 3(c), USPB's Total Benefits shall be determined by USPB's accountants using generally accepted accounting principles consistently applied.

         (c) Long-Term Incentive Plan. In addition to CEO's base Annual Salary and Annual Bonus, CEO shall, (except as otherwise provided in this Agreement), if CEO is employed by USPB as of August 31, 2006, be paid a long-term incentive bonus (referred to as "Long-Term Bonus") calculated as described in clause (1) below, and if CEO is employed by USPB as of August 31, 2009 be paid an additional long-term incentive bonus, calculated as described in clause (2) below:


                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


                  (1) the Long-Term Bonus to be paid as a result of CEO's employment on August 31, 2006 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB's Total Benefits from September 1, 2003 through August 31, 2006, exceed $54,000,000 but are equal to or less than $84,000,000; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB's Total Benefits from September 1, 2003 through August 31, 2006 exceed $84,000,000, subject to clause (3) below; and

                  (2) the Long-Term Bonus to be paid as a result of CEO's employment on August 31, 2009 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB's Total Benefits from September 1, 2006 through August 31, 2009, exceed $54,000,000 but are equal to or less than $84,000,000; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB's Total Benefits from September 1, 2006 through August 31, 2009 exceed $84,000,000, subject to clause (3) below; and

                  (3) any Long-Term Bonus accruing under this Agreement shall be payable, less necessary deductions and withholding on or before the date ("Long-Term Bonus Date") that is sixty (60) days following August 31, 2006 or August 31, 2009 respectively, or, if later, ten (10) days following receipt by USPB's Board of Directors, of all completed financial statements that are relevant to the calculation of the applicable Long-Term Bonus.

         (d) Full-Term Incentive Plan. In addition to any other payments paid under this agreement, CEO shall be paid a full-term incentive bonus ("Full-Term Bonus") in the amount of $550,000 if CEO is employed under this Agreement through August 31, 2006, and additionally, $700,000 if CEO is employed under this Agreement through August 31, 2009, except as otherwise provided in this Agreement. Any Full-Term Bonus accruing under this Agreement shall be payable, less necessary deductions and withholdings, on or before December 31, 2006 for employment through August 31, 2006, and on or before December 31, 2009 for employment through August 31, 2009.

         (e) Phantom Units Plan. CEO has vested phantom unit rights to 20,000 phantom Class A Units of USPB with an exercise price of $55 per unit and 20,000 Class B Units of USPB with an exercise price of $0 as provided in this paragraph
(e):

                  (1) Appreciation Rights. Upon exercise of the phantom units, CEO shall be paid the amount that the trading price of the units ("Market Unit Price") exceeds (1) for Class A Units $55 per unit times the number of units exercised not to exceed 20,000 exercisable phantom Class A Units; and for Class B Units upon notice to USPB without payment of an exercise price.

                  (2) Market Unit Price. The "Market Unit Price" shall equal the weighted average price of the previous non-conditional unit transaction prices of the prior sales of USPB Class A or Class B Units. The weighted average price shall be for the prior unit transactions of 20,000 units of USPB Class A or Class B Units corresponding to the phantom units being exercised.


                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


                  (3) Exercise. CEO shall be entitled to exercise phantom unit rights upon termination of this Agreement, or at CEO's election, at the time and under the conditions, and with the same consequences as if CEO held similar unqualified options to purchase USPB Class A or Class B Units acquired at the same time as the phantom unit rights. In either case, payment shall be made to CEO by 90 days after exercise of the phantom unit rights.

                  (4) Asset Sale Distribution Rights. Should USPB liquidate some or all of USPB's assets and distribute the proceeds to unitholders, CEO shall be paid an amount equal to the distribution to unitholders of Class A or Class B Units on a per unit basis for the number of CEO's unexercised phantom Class A or Class B Units without any deduction. For distributions to Class A Unitholders, the first $55 of such cumulative distributions shall not be paid to CEO per phantom Class A Unit and cumulative distributions in excess of $55 shall be paid to CEO without deduction. The amount under this clause (4) shall be paid at the time distributions are made to the unitholders. If USPB Class A or Class B Units are redeemed as part of the distribution, the corresponding proportional number of unexercised phantom Class A or Class B Units shall be deemed to be exercised as part of the distribution.

                  (5) Ownership Interest Distribution Rights. If USPB distributes ownership rights of another entity to its unitholders, CEO shall be granted phantom ownership rights in proportion to the unexercised phantom units held by CEO to the total issued units or, at election of CEO, actual ownership rights corresponding to the phantom units as if the unexercised phantom units were converted to USPB units under clause (6) and were issued to CEO prior to the time of ownership right distribution. If USPB units are redeemed as part of the distribution, the corresponding amount of phantom units shall be deemed to be exercised as part of the distribution.

                  (6) Conversion Rights. Effective as of termination of this Agreement and at the election of CEO, or upon mutual agreement of CEO and USPB, CEO may purchase the number of USPB Class A units at $55 per unit corresponding to the unexercised phantom Class A Units held by CEO and the number of USPB Class B Units corresponding to the number of unexercised Class B Units held by CEO at no purchase price. At election of CEO and upon agreement with USPB, CEO may convert the unexercised phantom units to a corresponding number of unqualified unit options to purchase units of USPB at $55 per unit for Class A Units and without an exercise price for Class B Units. The purchase or conversion under this clause (6) shall be considered an exercise of the corresponding number of phantom units and reduce the number of phantom units held by CEO.

                  (7) Anti-dilution. CEO's phantom unit rights under this paragraph (e) shall not be diluted by actions of USPB including transfer of assets to another entity or issuance of units such that the number of unexercised phantom unit rights held by CEO at the time of a dilution event under this paragraph (e) shall be increased so that CEO's




                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


         phantom unit rights are not diluted. For purposes of this clause (7) USPB's issuance of additional units at or above the Market Unit Price corresponding to the number of unexercised phantom unit rights held by CEO or the issuance of debt instruments or preferred units with fixed (interest like) returns shall not be considered dilution of CEO's phantom unit rights.

         (f) Other Benefits. CEO shall be entitled to paid vacations, personal and sick days consistent with the policy of USPB. CEO shall receive other compensation as approved by the Board of Directors and shall participate in all fringe benefits approved by the Board of Directors (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance) and benefit plans which shall be available from time to time to management employees of USPB.

         (g) Reimbursement Of Business Expenses. During his employment under this Agreement, CEO shall also be reimbursed by USPB for reasonable business expenses actually incurred or services provided under this Agreement, upon presentation of expenses statements or other supporting information as USPB customarily requires of its management employees.

         (h) Renegotiation Due to Change in Business. USPB and CEO agree to renegotiate the terms and conditions of this Section 3 if during CEO's employment under this Agreement if a material change in the business of USPB occurs, in which:

                  (i) revenues of National Beef Packing Company, LLC or its successor increase by more than 50% in a fiscal year over the average revenue of the prior two fiscal years;

                  (ii) USPB enters a joint venture by merger, acquisition, contract or otherwise in which USPB is not a majority owner;

                  (iii) the source of revenues of USPB or National Beef Packing Company, LLC or its successor change more than 50% from the source of revenues in fiscal year 2003;

                  (iv) an adverse event such as widespread disease or widespread calamity which prohibits or materially changes the ability of the members as a whole to deliver cattle to USPB; or

                  (v) other material change events of the same scope and magnitude as those listed in clauses (i) to (iv).

         (i) Indemnification. The parties agree to enter into an Indemnification Agreement attached hereto as Exhibit B.

4. TERMINATION.

         (a) Termination Upon Permanent Disability. The employment of CEO may be terminated by USPB on at least thirty (30) days prior written notice if the Board of Directors determines that the CEO has become permanently disabled. CEO shall be deemed to be "permanently disabled," as used in this section, if CEO has been substantially unable to discharge his duties and obligations under this Agreement by reason of illness, accident, or


                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


disability for a period of 180 days in any twelve-month period. Any disputes concerning the nature or extent of CEO's disability will be determined by a neutral physician at the expense of USPB.

         (b) Termination Upon Death. The employment of CEO shall automatically terminate on the date of CEO's death.

         (c) Termination For Cause. The employment of CEO may be terminated forthwith by USPB for cause upon written notice from the Chair of the Board of Directors to the CEO. The written notice shall provide reasonable detail regarding the basis for the termination decision. USPB shall have "cause" to terminate CEO, as used in this subsection, only if CEO has, and the Board of Directors has determined that CEO has:

                  (1) refused or failed, after reasonable written notice that the refusal or failure would constitute a default under this Agreement, to carry out any reasonable and material order of the Board of Directors given to him in writing;

                  (2) been guilty of a willful breach of the terms of this Agreement;

                  (3) demonstrated gross negligence or willful misconduct in the execution of his material assigned duties;

                  (4) been convicted of a felony or other serious crime;

                  (5) engaged in fraud, embezzlement or other illegal conduct to the detriment of USPB;

                  (6) intentionally imparted confidential information relating to USPB to a third party, other than in the course of carrying out CEO's duties, which as resulted in material damage to USPB; or

                  (7) otherwise fails to reasonably perform his duties and obligations as contemplated under this Agreement.

         (d) Termination By USPB With Any Or No Reason. In addition to the circumstances set forth above in Sections 4(a), 4(b) and 4(c), USPB may terminate CEO's employment for any reason or no reason and with or without cause upon thirty (30) days prior written notice to CEO.

         (e) Termination By CEO With Any Or No Reason. CEO may terminate his employment under this Agreement for any reason or no reason upon thirty (30) days prior written notice to USPB.

         (f) Termination By CEO For Good Reason. CEO may terminate his employment immediately at any time for good reason (as hereinafter defined) upon written notice to USPB.


                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


For purposes of this subsection, "good reason" shall mean the occurrence of any of the following:

                  (1) a significant reduction or adverse alteration in the duties, authorities or responsibilities as CEO;

                  (2) removal of CEO from, or any failure to re-appoint CEO to, any titles, offices or positions held by CEO;

                  (3) a significant reduction by USPB in CEO's basic salary or bonus as provided in this Agreement; or

                  (4) a material and willful breach by USPB of any of its obligations to CEO under this Agreement.

5. COMPENSATION UPON TERMINATION.

         (a) Termination Upon Death Or Permanent Disability. If CEO's employment is terminated pursuant to Section 4(a) or 4(b) above, CEO shall be entitled to, and USPB's obligation under this Agreement shall be limited to:

                  (1) the payment of the compensation accrued under Section 3(a) to the date of the termination plus monthly payments of salary under
         Section 3(a) through the date ("Deemed Termination Date") that is the earlier of the first anniversary of the termination or the Expiration Date;

                  (2) the payment, on or before the Annual Bonus Date for the fiscal year in which the termination occurs and on or before the Annual Bonus Date for the fiscal year in which the Deemed Termination Date occurs, of a pro-rated amount (based upon the period of CEO's employment plus the period through the Deemed Termination Date) of the Annual Bonus that would have accrued if CEO had remained employed through the last day of the fiscal year, less normal withholdings;

                  (3) the payment, on or before the Long-Term Bonus Date that would have accrued if CEO had remained employed under this Agreement through August 31, 2009, less normal withholdings; and

                  (4) the payment, within thirty (30) days following the termination, of a pro-rated amount (based upon the period of CEO's employment under this Agreement plus the period through the Deemed Termination Date) of the Full-Term Bonus that would have accrued if CEO had remained employed under this Agreement through the Expiration Date, less normal withholdings.



                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


         (b) Termination By USPB For Cause or By CEO For Any Or No Reason. If CEO's employment is terminated by USPB pursuant to Section 4(c) above, or if CEO terminates his employment pursuant to Section 4(e) above, USPB's obligation hereunder shall be limited to the payment of salary accrued under Section 3(a) to the date of the termination.

         (c) Termination By USPB For Any Or No Reason Or By CEO For Good Reason. If CEO's employment is terminated pursuant to Section 4(d) or 4(f) above, CEO shall be entitled to, and USPB's obligation under this Agreement shall be limited to:

                  (1) the payment of the salary accrued under Section 3(a) to the date of the termination plus continued monthly payment of salary under Section 3(a) and benefits listed in Section 3(e) (subject to any necessary consent of applicable insurers), through the Expiration Date;

                  (2) the payment, on or before the Annual Bonus Date for the fiscal year in which the termination occurs and each fiscal year thereafter through the Expiration Date, of the Annual Bonus that would have accrued for the fiscal year if CEO had remained employed under this Agreement through the last day of the fiscal year, less normal withholdings;

                  (3) the payment, on or before the Long-Term Bonus Date, of the Long-Term Bonus that would have accrued if CEO had remained employed under this Agreement through August 31, 2009, less normal withholdings; and

                  (4) the payment, on or before October 2, 2006 or 2009, of the Full-Term Bonus that would have accrued if CEO had remained employed under this Agreement through August 31, 2006 or August 31,2009, less normal withholdings. If consent of the applicable insurers is not received within 30 days, then the cash value of the current premiums will be distributed to CEO in equal monthly payments.

6. CONFIDENTIALITY. CEO will not during his employment or subsequent to his termination use or disclose, other than in connection with his employment with USPB, any confidential information to any person not employed by or authorized by USPB to receive such information, without prior written consent of USPB. Violation of this provision by CEO shall constitute reasons for termination for cause by USPB.

         (a) Non-competition. USPB agrees not to restrict CEO's ability to engage in a competitive business following the termination of his employment, for whatever reason.

         (b) Waiver of Severance Benefits. CEO agrees to waive any claim for severance benefits other than those stated in Section 5 above.



                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

USPB/STEVEN D. HUNT                                     CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


         (c) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of any successor of USPB. Any successor shall absolutely and unconditionally assume all of USPB's obligations under this Agreement.

         (d) Disputes. Any dispute, controversy or claim for damages arising in connection with this agreement shall be settled exclusively by arbitration in Kansas City, Missouri, at a location designated by USPB by an arbitrator selected by the parties and in accordance with the rules of the American Arbitration Association then in effect. The parties shall share equally the expenses of arbitration, unless otherwise agreed.

         (e) Governing Law. The validity, interpretation, construction, performance, enforcement and remedies relating to this agreement and the rights and obligations of the parties shall be governed by the substantive laws of the state of Kansas.

         (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the CEO and USPB in reference to all matters in this Agreement. This Agreement replaces and rescinds any prior agreements or understandings between CEO and USPB.

                                               CEO



                                               ---------------------------------
                                               Steven D. Hunt


                                               U.S. PREMIUM BEEF, LLC



                                               By:
                                                   -----------------------------

                                               Its:
                                                    ----------------------------

                                               Date:
                                                     ---------------------------


                                                                         -DRAFT-
                                                             FOR DISCUSSION ONLY

                                    EXHIBIT A

                              COMPENSATION EXAMPLE

                    USPB LLC CEO COMPENSATION PLAN                    EXHIBIT A

CEO                 STEVE HUNT (FULL USPB BENEFITS)

                                                                                                         3-YEAR
Contract Through 8/31/2009                              2004            2005          2006                TOTAL           2007
                                                     ------------   ------------  ------------        -------------   ------------
                                     MULTIPLIER
USPB LLC EBT *                                       $ 20,000,000   $ 20,000,000  $ 20,000,000        $  60,000,000   $ 25,000,000
USPB LLC GRID PREMIUMS $ 8,000,000        2          $ 16,000,000   $ 16,000,000  $ 16,000,000        $  48,000,000   $ 16,000,000
                                                     ------------   ------------  ------------        -------------   ------------
     USPB LLC TOTAL FACTORED BENEFITS                $ 36,000,000   $ 36,000,000  $ 36,000,000        $ 108,000,000   $ 41,000,000

BASE ANNUAL SALARY                                   $    550,000   $    550,000  $    550,000        $   1,650,000   $    700,000

ANNUAL INCENTIVE
                       2% over $18 mm Ben.           $    360,000   $    360,000  $    360,000        $   1,080,000   $    460,000

LONG TERM INCENTIVE PLAN
                       1.25% over $54-84mm Benefits                               $    375,000
                       .75% over 84                                               $    180,000        $     555,000

FULL TERM INCENTIVE PLAN                                                          $    550,000        $     550,000

TOTAL                                                $    910,000   $    910,000  $  2,015,000        $   3,835,000   $  1,160,000

                                                                                  Annual Ave.         $   1,278,333
                                                                                  % of Total Benefits
                                                                                  % of PBT

                                                                                           3-YEAR          6-YEAR
Contract Through 8/31/2009                                2008             2009             TOTAL           TOTAL
                                                     -------------    -------------   --------------   -------------
                                     MULTIPLIER
USPB LLC EBT *                                        $ 25,000,000    $  25,000,000   $   75,000,000   $ 135,000,000
USPB LLC GRID PREMIUMS $ 8,000,000        2           $ 16,000,000    $  16,000,000   $   48,000,000   $  96,000,000
                                                     -------------    -------------   --------------   -------------
     USPB LLC TOTAL FACTORED BENEFITS                 $ 41,000,000    $  41,000,000   $  123,000,000   $ 231,000,000

BASE ANNUAL SALARY                                    $    700,000    $     700,000   $    2,100,000   $   3,750,000

ANNUAL INCENTIVE
                       2% over $18 mm Ben.            $    460,000    $     460,000   $    1,380,000   $   2,460,000

LONG TERM INCENTIVE PLAN
                       1.25% over $54-84mm Benefits                   $     375,000
                       .75% over 84                                   $     292,500   $      667,500   $   1,222,500

FULL TERM INCENTIVE PLAN                                              $     700,000   $      700,000   $   1,250,000

TOTAL                                                 $  1,160,000    $   2,527,500   $    4,847,500   $   8,682,500

                                                                                      $    1,615,833   $   1,447,083

* USPB  LLC Earnings includes all classes of units


Maximum 6-year average annual compensation of $2 million.

Total Benefits             The sum of ALL audited fiscal year-end USPB LLC
                           earnings before tax (includes all classes) and fiscal year USPB LLC grid premiums.

Grid Premiums              The net sum of all USPB LLC member grid premiums and
                           discounts calculated through the USPB LLC grid taking into account all calculators including but not limited to base price, dressing percent, quality grade, outlier cattle and other specific categories less the base price calculator excluding any set base price premium. (Example, 25 cents over the western
                           Kansas reported USDA average, average, 25 cents would be added in to the net grid premium.)

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

USPB/STEVEN D. HUNT
                                                                      EXHIBIT B
                                                    TO CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009



                            INDEMNIFICATION AGREEMENT
                                     BETWEEN
                             U.S. PREMIUM BEEF, LLC
                                       AND
                                 STEVEN D. HUNT


         THIS INDEMNIFICATION AGREEMENT is entered into as of ______________, 2004, by and between U.S. Premium Beef, LLC, a Delaware Limited Liability Company ("USPB"), and Steven D. Hunt ("Chief Executive Officer" or "CEO").

                                    RECITALS

         WHEREAS, USPB wishes to retain CEO to render services for USPB on the terms and conditions set forth in that certain "CEO Employment Agreement between U.S. Premium Beef, LLC and Steve D. Hunt" of even date herewith (the "Employment Agreement") and CEO has agreed to be retained and employed by USPB on the terms and conditions set forth in such Employment Agreement;

         WHEREAS, the Employment Agreement provides that USPB and the CEO shall enter into an Indemnification Agreement upon execution of the Employment Agreement;

         WHEREAS, USPB and the CEO desire to set forth in writing the terms and conditions with respect to USPB's indemnification of CEO, which terms and conditions are a part of and a condition to CEO's employment by USPB pursuant to the Employment Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of USPB and the CEO set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, USPB and the CEO agree as follows:

1. INDEMNIFICATION. USPB shall, to the extent not expressly prohibited by the Delaware Limited Liability Company Act as set forth in the Delaware Code commencing with Section 18-101 of the Delaware Code, indemnify CEO against reasonable expenses, including attorneys' fees, and against loss or liability incurred by or asserted against CEO in a legal matter or proceeding in which CEO is a party or is threatened to be made a party because CEO is, or was, an officer or employee of USPB or another entity, where the CEO's service as an officer or employee of the other organization is at the request of USPB. USPB shall advance amounts to cover expenses, or pay expenses, that are included in the foregoing indemnity, upon request from the CEO. These indemnification rights shall not be deemed to exclude any rights to which the

USBP/STEVEN D. HUNT                                                    EXHIBIT B
                                                     TO CEO EMPLOYMENT AGREEMENT
                                                                       2003-2009


CEO may otherwise be entitled. The foregoing right to indemnification shall: (1) inure to the CEO whether or not he is an officer or employee at the time the liability or expenses are asserted, imposed or incurred and whether or not the claim asserted is based on matters which pre-date this Indemnification Agreement; and (2) extend to the CEO's heirs and legal representatives in the event of the CEO's death.

2. EXCLUSIONS FROM INDEMNIFICATION. The right to indemnification in Section 1 does not include any liability or expense relating to a matter in which the CEO is finally adjudged to have breached or failed to perform a duty that CEO owes to USPB and the breach or failure to perform constitutes any of the following:
(1) a willful failure to deal fairly with USPB or its members in connection with a matter in which the CEO has a material conflict of interest; (2) a violation of the criminal law, unless the CEO had reasonable cause to believe that CEO's conduct was lawful or no reasonable cause to believe that CEO's conduct was unlawful; (3) a transaction from which the CEO derived an improper personal profit; or (4) willful misconduct. Determination of whether the CEO is entitled to the indemnification provided for above shall be made as provided in the Delaware Limited Liability Company Act.

3. INSURANCE. USPB further agrees that during the term of the Employment Agreement and for a period of six (6) years thereafter, USPB shall maintain in full force and effect a director's and officer's insurance policy insuring the CEO against liability asserted and incurred by the CEO in the CEO's capacity as an officer, manager, employee or agent of USPB or another entity as described in
Section 1 or arising from the CEO's status as an officer, manager, employee or agent of USPB or another entity as described in Section 1. The insurance shall be in amounts and contain terms and conditions as are reasonable and customary for a company of the size and scope of USPB participating in the industry and business in which USPB is engaged, all as determined by the mutual agreement of USPB and the CEO.

4. RELATIONSHIP WITH EMPLOYMENT AGREEMENT. This Indemnification Agreement is hereby made a part of and incorporated into the Employment Agreement. In the event of any conflict between the terms and conditions of the Employment Agreement and this Indemnification Agreement, the terms and conditions of this Indemnification Agreement shall control.

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                                   -2-

USPB/STEVEN D. HUNT
                                                                      EXHIBIT B
                                                    TO CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

         IN WITNESS WHEREOF, USPB and the CEO have executed this Indemnification Agreement as of the date set forth in the first paragraph.


                                                     U.S. PREMIUM BEEF, LLC


                                                     By:-----------------------

                                                     Its:----------------------


                                                     CEO


                                                     --------------------------
                                                     Steven D. Hunt

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